Exhibit 23.3

ENGINEER’S CONSENT

We consent to the reference to our firm name in this Registration Statement on Form S-8 of the Devon Energy Corporation Incentive Savings Plan and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2010, included and incorporated herein by reference.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ William M. Kazmann
William M. Kazmann, Partner
Partner

Date: January 23, 2012